Exhibit 99.1
Post Foods Considering Capacity Rationalization
St. Louis, Missouri – March 21, 2013 - Post Holdings, Inc. (NYSE:POST), a leading manufacturer, marketer and distributor of branded ready to eat cereals, today announced that it is considering closing its manufacturing facility in Modesto, California to improve operational efficiency and to better position the Company for future growth. Post will be soliciting input from the union that represents the hourly employees to ensure that employees’ interests are represented before the Company makes a final decision on the matter, which is expected by the end of April 2013.
“We are committed to addressing our excess capacity,” said Terence E. Block, President and Chief Operating Officer. “This initiative, if we proceed, would provide the increased efficiency necessary to compete in today’s environment.”
The Modesto plant has approximately 140 employees. Production is expected to be moved to other Post manufacturing facilities within its existing network in the event the plant closes.
“If Post decides to close the Modesto plant, we are committed to helping our employees through the transition,” said Mr. Block.
Forward-Looking Statements
Certain matters discussed in this press release and on the conference call are forward-looking statements, including statements which use the word “expects”, “estimates” or the phrase “currently expects.” Such statements involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Potential risks and uncertainties include the impact of our separation from Ralcorp and risks relating to our ability to operate effectively as a stand-alone, publicly traded company; our high leverage and substantial debt, including covenants that will restrict the operation of our business; the impact of the restatement of Post’s financial statements; significant increases in the costs of certain commodities, packaging or energy used to manufacture our products; changes in our cost structure, management, financing and business operations following the separation; labor strikes or work stoppages by our employees; our ability to achieve benefits from our separation; our obligations to indemnify Ralcorp if the separation is taxable under certain circumstances; restrictions on our taking certain actions due to tax rules and covenants with Ralcorp; our ability to continue to compete in our product market against manufacturers of both branded and private label cereal products and our ability to retain our market position; our ability to maintain competitive pricing, successfully introduce new products or successfully manage our costs; our ability to successfully implement business strategies to reduce costs; impairment in the carrying value of goodwill or other intangibles; the loss or bankruptcy of a significant customer; allegations that our products cause injury or illness, product recalls and product liability claims and other litigation; our ability to anticipate changes in consumer preferences and trends; changes in consumer demand for ready-to-eat cereals; our ability to service our outstanding debt or obtain additional financing; disruptions in the U.S. and global capital and credit markets; legal and regulatory factors including changes in food safety, advertising and labeling laws and regulations; disruptions or inefficiencies in supply chain; fluctuations in foreign currency exchange rates; consolidations among the retail grocery and foodservice industries; change in estimates in critical accounting judgments and changes to or new laws and regulations affecting our business; losses or increased funding and expenses related to our qualified pension plan; loss of key employees; changes in weather conditions, natural disasters and other events beyond our control; business disruptions caused by information technology failures; and other risks described in the Company’s filings with the Securities and Exchange Commission. These forward-looking statements represent the Company’s judgment as of the date of this press release. The Company disclaims, however, any intent or obligation to update these forward-looking statements.
About Post Holdings, Inc.
Post Holdings, Inc. is the parent company of Post Foods, LLC. Post has enriched the lives of consumers, bringing quality foods to the breakfast table since the company’s founding in 1895. Post’s products are generally sold to supermarket chains, wholesalers, supercenters, club stores, mass merchandisers, distributors, convenience stores and the foodservice channel in North America. Those products are manufactured at four facilities located in Battle Creek, Michigan; Jonesboro, Arkansas; Modesto, California; and Niagara Falls, Ontario. Post’s portfolio of brands includes diverse offerings to meet the taste and nutritional needs of all families, including such favorites as Honey Bunches of Oats®, Pebbles™, Great Grains®, Post Shredded Wheat®, Post® Raisin Bran, Grape-Nuts®, and Honeycomb®.  With the acquisition of Attune Foods, Post’s portfolio of brands now also includes Attune®, Uncle Sam® and Erewhon®. Post is dedicated to health and wellness, offering consumers a variety of cereal choices to meet their nutritional needs from whole grain and fiber to lower sugar offerings. For more information, visit www.postfoods.com.
Contact:
Robert V. Vitale, Chief Financial Officer
(314) 644-7601